                                                                     EXHIBIT 4.3

[LOGO]  AMERICAN PACIFIC CORPORATION

                                December 13, 2002

To:  [NAME] ((LastName))
     [ADDRESS]

            We are pleased to inform you that on December 13, 2002, the Board of
Directors of American Pacific  Corporation (the "Company") granted you a [OPTION
TYPE] Option (the "Option") to purchase  [OPTIONS AMOUNT] shares of common stock
(the  "Shares"),  $.10 par value per  share,  of the  Company  ("Common  Stock")
pursuant to the  Company's  2001 Stock Option Plan (the  "Plan"),  at a price of
$8.30 per Share.  Capitalized  terms used herein and not otherwise defined shall have the  meanings  ascribed to them in the Plan (a copy of which in its present form is attached hereto).

            The  Option  may be  exercised  at any time or from time to time (a)
with respect to 50% of the Shares,  on or after the date hereof (b) with respect to the  balance of the  Shares,  on or after the first  anniversary  of the date hereof and, in any case,  at or before 5:00 p.m.,  Las Vegas,  Nevada  time,  on
December  13,  2012  (the date on which  the  Option  will,  to the  extent  not previously  exercised,  expire).  You must purchase a minimum of 100 Shares each time you choose to purchase  Shares,  except to purchase  the  remaining  Shares available  to you.  In the  event of a change in  control  of the  Company,  the
Committee  may cause all or part of the  Option  granted  hereby to  immediately become  fully  vested and  exercisable  and/or may cause the Option to terminate within a  specified  number of days  after  notice to you.  The term  "change in control"  is  defined in the Plan and means,  generally,  consummation  of (i) a tender offer for more than 30% of the Company's voting securities, (ii) a merger or consolidation of the Company with another corporation,  (iii) the sale of all or  substantially  all of the Company's  assets,  or (iv) the  acquisition  by a person or entity of 50% or more of the Company's  outstanding  voting securities
(unless,  as a result of any such transaction,  more than 50% of the outstanding voting  securities of the surviving or resulting  corporation  (in the case of a transaction  referred to in clause (i), (ii), or (iv) above) or of the Company's assets (in the case of a transaction referred to in clause (iii) above) shall be owned by  shareholders  of the  Company  immediately  prior to such  transaction and/or Company benefit plans and affiliates).

            The  Option is  issued  in  accordance  with and is  subject  to and conditioned  upon all of the terms and  conditions  of the Plan, as from time to time amended, provided,  however, that no future amendment or termination of the
Plan  shall,  without  your  consent,  alter or  impair  any of your  rights  or obligations  under the Option.  Reference is made to the terms and conditions of the Plan,  all of which are  incorporated  by  reference  herein as if fully set forth herein.

            The  Company,  in its  sole  discretion,  may  file  a  registration statement under the Securities Act of 1933, as amended (the "Act"),  in order to register  the  Shares.  Unless  at the  time of the  exercise  of the  Option  a registration  statement under the Act is in effect as to such Shares, any Shares purchased  by you  upon  the  exercise  of the  Option  shall  be  acquired  for investment  and not for sale or  distribution,  and if the Company so  requests, upon any  exercise  of the  Option,  in whole or in part,  you will  execute and deliver to the Company a  certificate  to such effect.  The Company shall not be

        3770 HOWARD HUGHES PARKWAY o SUITE 300 o LAS VEGAS, NEVADA 89109
                    PHONE (702) 735-2200 o FAX (702) 735-4876

[NAME]
December 31, 2002

obligated  to issue any Shares  pursuant  to the  Option  if, in the  opinion of counsel to the Company, the Shares to be so issued are required to be registered or  otherwise  qualified  under the Act or under any other  applicable  statute, regulation or ordinance affecting the sale of securities,  unless and until such
Shares have been so registered or otherwise qualified.

            You understand and acknowledge  that,  under existing law, unless at the time of the exercise of the Option a registration statement under the Act is in effect as to such Shares (i) any Shares purchased by you upon exercise of the
Option  may  be  required  to  be  held  indefinitely  unless  such  Shares  are subsequently  registered under the Act or an exemption from such registration is available;  (ii)  any  sales  of such  Shares  made in  reliance  upon  Rule 144 promulgated  under  the Act may be made  only in  accordance  with the terms and conditions of that Rule (which, under certain circumstances, restrict the number of shares which may be sold and the manner in which  shares may be sold);  (iii)
in the case of securities to which Rule 144 is not  applicable,  compliance with some other disclosure  exemption will be required before any Shares may be sold;
(iv)  certificates  for Shares to be issued to you hereunder shall bear a legend to the effect  that the Shares have not been  registered  under the Act and that the Shares may not be sold, hypothecated or otherwise transferred in the absence of an effective  registration  statement  under the Act  relating  thereto or an opinion of counsel  satisfactory  to the Company that such  registration  is not required;  (v) the Company will place an appropriate  "stop transfer" order with its  transfer  agent  with  respect to such  Shares;  and (vi) the  Company  has undertaken  no obligation to register the Shares or to include the Shares in any registration  statement  which may be filed by it  subsequent to the issuance of the Shares to you.

            The Option (or installment thereof) is to be exercised by delivering to the  Company a written  notice of  exercise  in the form  attached  hereto as
Exhibit  A,  specifying  the  number of Shares to be  purchased,  together  with payment of the purchase price of the Shares to be purchased.  The purchase price is to be paid in cash,  certified  check or, at the discretion of the Committee, by  delivering  shares of Common  Stock  already  owned by you and having a Fair
Market Value on the trading day immediately preceding the date of exercise equal to the exercise price of the Option,  or a combination of shares of Common Stock and cash, or otherwise in accordance with the Plan.

            Kindly  evidence your acceptance of the Option and your agreement to comply with the provisions hereof and of the Plan by executing this letter under the words "Agreed To and Accepted."

                                Very truly yours,

                                AMERICAN PACIFIC CORPORATION

                                By:
                                   ---------------------------------------------
                                   Name:       John R. Gibson
                                   Title:      Chairman, CEO and President

AGREED TO AND ACCEPTED:

-----------------------------------
[NAME]

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                                    EXHIBIT A
                                    ---------

American Pacific Corporation
3770 Howard Hughes Parkway, Suite 300
Las Vegas, Nevada 89109

Gentlemen:

      Notice is hereby  given of my  election to  purchase  _________  Shares of
Common  Stock,  $.10 par value per share (the  "Shares"),  of  American  Pacific
Corporation  at a price of $8.30 per Share,  pursuant to the  provisions  of the option granted to me on December 13, 2002, under the Company's 2001 Stock Option
Plan. Enclosed in payment for the Shares is:

          [  ] my check in the amount of $________________.

          [  ] ___________ Shares having a total value of $_________________.

      The following  information is supplied for use in issuing and  registering the Shares purchased hereby:

      Number of Certificates & Denominations:
                                             -----------------------------------

                                        Name:
                                             -----------------------------------

                             Mailing address:
                                             -----------------------------------

                                             -----------------------------------

                      Social Security Number:
                                             -----------------------------------

Dated:
      --------------------, --------------

                                          Very truly yours,

                                          --------------------------------------
                                          Print Name:   [NAME]

*Subject to the approval of the Committee.

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